Exhibit 4.2
COMMON STOCK PURCHASE WARRANT

Warrant No. __________

TiVo Inc.

Void after October 7, 2005

1.    Issuance.  This Warrant is issued to             by TiVo Inc., a Delaware corporation (hereinafter with its successors, the “Company”).

2.    Purchase Price: Number of Shares.  Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the notice of election to purchase annexed hereto duly executed, at the office of the Company, 2160 Gold Street, Alviso, California, 95002, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) at a price per share (the “Purchase Price”) of $5.00,              fully paid and nonassessable shares of Common Stock, $.001 par value, of the Company (the “Common Stock”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.    Payment of Purchase Price.  Subject to Section 4 hereof, the Purchase Price may be paid in cash, by certified or official bank check or by wire transfer of immediately available funds to the account of the Company specified in advance by the Company.

4.    Net Issue Election.  The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the notice of election to purchase annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)
A

where X =	the number of shares to be issued to the Holder pursuant to this Section 4.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =	the Fair Market Value (as defined below) of one share of Common Stock at the time the net issue election is made pursuant to this Section 4.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

Fair Market Value on the date of calculation shall mean:

A.  (1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing prices over the ten (10) trading-day period ending on the trading day before date of calculation; or (2) if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid price over the ten (10) trading-day period ending on the trading day before the date of calculation; or

B.  if (A) is not applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for a similar number of shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company is at such time subject to a bona fide acquisition by an independent third party, in which case the Fair Market Value shall be deemed to be the highest value which any of the holders of Common Stock have a right to receive pursuant to such acquisition; provided that if the Holder has a good faith objection to such Board determination, then the Fair Market Value shall be determined by a financial advisor of national standing and reputation reasonably acceptable to the Holder selected and retained by the Company.

5.    Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.    Compliance with Securities Laws.

A.  Prior and as a condition to any exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) and remains effective and available for use at the time of such exercise), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that the issuance of such shares upon such exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B.  Prior and as a condition to any sale or transfer of the shares of Common Stock issuable upon exercise of this Warrant (other than pursuant to a registration statement that has been declared effective under the Securities Act and remains effective and available for use at the time of such transfer), the Holder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

C.    The Holder acknowledges that the Company may place a restrictive legend on the shares of Common Stock issuable upon exercise of this Warrant in order to comply with securities laws.

7.    Issuance Date.  The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

8.    Exercise Period; Expiration Date.  This Warrant shall be exercisable from October 8, 2002 through the close of business on October 7, 2005 (the “Exercise Period”). The Warrant shall expire in its entirety at the close of business on October 7, 2005 and shall be void thereafter.

9.    Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable.

10.    Substitutions, Combinations and Dividends.  If after October 8, 2002 the Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.

11.    Acquisitions and Liquidations.

A.    In the event of an Acquisition (as defined in Section 14), this Warrant shall be assumed or an equivalent warrant or right shall be substituted by the successor person (the “Successor Company”).

B.    In the event of (x) an Acquisition where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, upon surrender of this Warrant if and when exercisable pursuant to the terms hereof, distributions on an equal basis with the holders of Common Stock, as if this Warrant had been exercised immediately prior to such event, less the Purchase Price.

C.    The Company may, at its option, reduce the Purchase Price at ay time upon notice to the Holder.

12.    Fractional Shares.  In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the

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Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall pay the cash value of any fractional share otherwise issuable, at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the Fair Market Value of a share of Common Stock on the date of the notice of election to purchase delivered by the Holder pursuant to Section 2 or Section 4 hereof, as the case may be. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise. Notwithstanding the foregoing, no payment will be required in lieu of issuing a fractional share if the amount of the payment would be less than $10.00.

13.    Certificate of Adjustment.    Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the number of shares of Common Stock issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14.    Notices of Record Date, Etc.     In the event of:

A.  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

B.  any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

C.  any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

The Company shall provide the Holder with at least ten (10) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company or a merger with another corporation in which the Company is the acquiring and the

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surviving corporation) (any such transaction referred to in clauses (i) or (ii) above is hereinafter referred to as an “Acquisition”).

15.    Exercise Prior to Expiration.    To the extent this Warrant is not previously exercised as to all of the shares of Common Stock subject hereto, and if the Fair Market Value of one share of the Common Stock is greater than the Purchase Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 4 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the Fair Market Value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 4. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 15, the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder is to receive by reason of such automatic exercise.

16.    Warrant Holder Not a Stockholder.    The Holder shall not be entitled, by virtue of being the record holder of this Warrant, to vote, consent, receive dividends, receive notice as a stockholder with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as a stockholder of the Company.

17.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

18.    Warrant Register; Transfers, Etc.

A.  The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. Any registered holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

B.  Subject to compliance with applicable federal and state securities laws and Section 6 hereof, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

C.  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably

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satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

19.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of California.

20.    Successors and Assigns.    This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

21.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

22.    No Impairment of Rights.    The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date written below.

Dated:
TiVo Inc.

By:
Name: Title:

ELECTION TO PURCHASE

To Be Executed by the Holder
in Order to Exercise the
Common Stock Purchase Warrant

The undersigned Holder hereby elects to purchase              shares of Common Stock issuable upon the exercise of the attached Common Stock Purchase Warrant, and requests that certificates for such shares be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and delivered to:

(PLEASE TYPE OR PRINT NAME AND ADDRESS IF DIFFERENT FROM ABOVE)

If such number of shares being purchased hereby shall not be all the shares exercisable pursuant to the attached Common Stock Purchase Warrant, a new Common Stock Purchase Warrant for the balance of such shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

[In full payment of the purchase price with respect to the shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $             by cash, certified or official check or wire transfer of immediately available funds payable to the order of TiVo Inc.] or [The undersigned makes a net issue election in accordance with Section 4 of the Common Stock Purchase Warrant.]

HOLDER:

Dated:	By:
Name: Title: Address:

Assignment

For value received, _____________________________________________ hereby sells, assigns and transfers unto_______________________________________________________________________________________________________

___________________________________________________________________________________________________________
                                                     Please print or typewrite name and address of Assignee

___________________________________________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ____________________, its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:____________________                                                     _______________________________________

In the Presence of:

__________________________